UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

Calidi Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40789	86-2967193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4475 Executive Dr., Suite 200, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 794-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered

Common stock, par value $0.0001 per share	CLDI	NYSE American LLC

Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	CLDIWS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Calidi Biotherapeutics, Inc., (“we,” “our,” or the “Company”) entered into an inducement offer letter agreement, dated May 31, 2024 (the “Inducement Letter”) with 9 holders (each, a “Holder”) of our existing Series B unit purchase warrants (“Series B Warrants”) and Series C unit purchase warrants (“Series C Warrants” and together with the Series B Warrants, the “Existing Warrants”). Pursuant to the Inducement Letter, in consideration for the immediate exercise of some or all of the Existing Warrants for cash, the Company agreed to issue unregistered new Series D common stock purchase warrants (“New Series D Warrants”) to purchase up to 10,698,000 shares of common stock, with an exercise price of $0.30 per share, initially exercisable upon receipt of stockholder approvals as may be required by the rules of the NYSE American and will have a term of 66 months from the issuance date.

We engaged Ladenburg Thalmann & Co, Inc. (“Ladenburg”) to provide exclusive financial services in connection with the transactions summarized above. We agreed (i) to pay Ladenburg a fee equal to 8.0% of the aggregate gross proceeds received from the holder’s exercise of their Existing Warrants, (ii) to reimburse Ladenburg for its accountable legal expenses in connection with the exercise of the Existing Warrants and the issuance of the New Series D Warrants, (iii) to pay Ladenburg a management fee of 1% of the aggregate gross proceeds received from the holder’s exercise of their Existing Warrants, and (iv) to issue to Ladenburg or its designees, warrants to purchase up to 534,900 shares of common stock, or 5.0% of the aggregate number of shares of Common Stock underlying the New Series D Warrants (the “PA Warrants”). The PA Warrants have the same terms as the New Series D Warrants, except that the PA Warrants have an exercise price of $0.375 per share and a term of 5 years from the issuance date.

The transactions described above closed on June 3, 2024. We expect to use the net proceeds from these transactions to advance our clinical and pre-clinical programs and for continuing operating expenses and working capital.

The forms of the New Series D Warrants and Inducement Letter were previously filed as Exhibits 4.1 and 10.1, respectively, to our Current Report on Form 8-K filed on May 31, 2024, and incorporated herein by reference. The form of the PA Warrants is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the New Series D Warrants, Inducement Letter and PA Warrants are not intended to be complete and are qualified in its entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by us which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the PA Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein. The PA Warrants will be issued pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2) and Regulation D issued thereunder. Neither the issuance of the PA Warrants nor the common stock issuable upon exercise of the PA Warrants have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Placement Agent Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calidi Biotherapeutics, Inc.
Dated: June 4, 2024
	By:	/s/ Andrew Jackson
	Name:	Andrew Jackson
	Title:	Chief Financial Officer

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